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                                                                    Exhibit 5.2


                            ANDREWS & KURTH L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
OTHER OFFICES:                    ATTORNEYS
    HOUSTON           1701 PENNSYLVANIA AVENUE, N.W.   TELEPHONE: (202) 662-2700
    DALLAS                        SUITE 200           TELECOPIER: (202) 662-2739
  LOS ANGELES           WASHINGTON, D.C. 20006-5805        TELEX:  79-1208
   NEW YORK
 THE WOODLANDS
    LONDON

                               February 5, 1997


Aames Capital Acceptance Corp.
3731 Wilshire Boulevard, 10th Floor
Los Angeles, California  90010

    Re: Aames Capital Corporation and Aames Capital Acceptance Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Aames Capital Corporation, a California corporation, and Aames Capital Acceptance Corp., a Delaware corporation (the "Transferor"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $2,800,000,000 aggregate principal amount of asset-backed bonds (the "Bonds") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Bonds. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Bonds will be issued under and pursuant to the conditions of an indenture (an "Indenture") between the Transferor or a trust, partnership, limited liability company or corporation formed by the Transferor solely for the purpose of issuing the related series of Bonds (the Transferor or any such entity, as applicable, the "Bond Issuer") and a trustee to be identified in the prospectus supplement for such Series of Bonds (the "Trustee" for such Series).

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transferor's organizational documents, the form of Indenture filed as an exhibit to the Registration Statement, the form of Bonds included in such form of Indenture, the prospectus (the "Prospectus") and such other records, documents and statutes as we have deemed necessary for the purpose of this opinion.

    Based upon the foregoing, we are of the opinion that:

    1. When an Indenture for a Series of Bonds has been duly and validly authorized by all necessary action on the part of the related Bond Issuer and has been duly executed and delivered by the related Bond Issuer and the Trustee and any other party thereto for such Series, such Indenture will constitute a legal, valid and binding agreement of the related Bond Issuer, enforceable against the related Bond Issuer, in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    2. When a Series of Bonds has been duly authorized by all necessary action on the part of the related Bond Issuer (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the

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Aames Capital Acceptance Corp.
February 5, 1997
Page 2

related Indenture, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Bonds of such Series will be valid and binding non-recourse obligations of the related Bond Issuer, enforceable against the related Bond Issuer, in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    In rendering the foregoing opinions, we express no opinion to the laws of any jurisdiction other than the General Corporate Law of the State of Delaware, the laws of the State of California (excluding choice of law principles therein) and the federal laws of the United States of America.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

                                  Sincerely,


                                  /s/ ANDREWS & KURTH L.L.P.